Exhibit 4.9

                          Wampler Foods, Inc.
                 Second Amendment To Credit Agreement

     This Second Amendment to Credit Agreement (herein, the "Amendment") is entered into as of July 1, 1999, between Wampler Foods, Inc., a Virginia corporation (the "Company"), WLR Foods, Inc., a Virginia corporation (the "Parent"), each of the Lenders party to the Credit Agreement (as such term is defined below) and Harris Trust and Savings Bank, as a Lender and in its capacity as agent under the Credit Agreement (the "Administrative Agent").

                        Preliminary Statements

     A. The Company and the Lenders entered into that certain Credit Agreement, dated as of November 20, 1998 (said Credit Agreement as heretofore amended and as the same may from time to time hereafter be amended, modified or restated being referred to herein as the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     B. The Company has requested that the Lenders modify the Capital Expenditures covenant contained in the Credit Agreement to permit the Company to carry forward a portion of its unused Capital Expenditures in any year and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

     Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.     Amendment.

     Effective upon the acceptance hereof by the Required Lenders in the spaces provided for that purpose below, the Credit Agreement shall be and hereby is amended as follows:

     1.1 Section 8.7 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

Section 8.7. Capital Expenditures. Each of the Parent and Company shall not, nor shall it permit any subsidiary to, expend or become obligated for Capital Expenditures (as determined in accordance with GAAP), in an aggregate amount for the Parent, the Company and their Subsidiaries in excess of the Maximum Permitted Amount. For the purposes hereof the term "Maximum Permitted Amount" shall mean (i) during the Parent's fiscal year ending June 30, 1999 an amount equal to $26,000,000, and (ii) during any fiscal year of the Parent ending subsequent to June 30, 1999 an amount equal to 115% of the amount properly charged to depreciation on the books of the Parent, the
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Company and their Subsidiaries during such fiscal year (as determined in accordance with GAAP); provided, however, that the Maximum Permitted Amount for any fiscal year of the Parent ending subsequent to June 30, 1999 shall be increased by up to $3,000,000 of the amount, if any, by which the Maximum Permitted Amount for the immediately preceding fiscal year, computed without giving effect to any increase therein by reason of this proviso, exceeds the Capital Expenditures for such preceding year.

     1.2 Schedule I to Exhibit D to the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as set forth on Exhibit A hereto.

Section 2.     Conditions Precedent.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

          (a) The Company, the Parent, the Administrative Agent and the Required Lenders shall have executed and delivered this Amendment.

          (b) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Acquired Lenders and their counsel.

Section 3.     Representations.

     In order to induce the Lenders to execute and deliver this Amendment, the Company and Parent each hereby represents to each Lender that as of the date hereof, after giving effect to this Amendment, the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct in all material respects (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Parent and Company delivered to the Administrative Agent) and no Default or Event of Default has occurred and is continuing under the Credit Agreement.

Section 4.     Miscellaneous.

          (a) Each of the Company and the Parent acknowledges and agrees that all of the Collateral Documents to which it is a party remain in full force and effect for the benefit and security of, among other things, the Obligations.

          (b) Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or
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          communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

          (c) The Company agrees to pay on demand all reasonable costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, as and to the extent provided in Section 12.4 of the Credit Agreement.

          (d) This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.
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Dated as of July 1, 1999.

                                        Wampler Foods, Inc.

                                        By: /s/ Dale S. Lam
                                        Name: Dale S. Lam
                                        Title: Treasurer


                                        WLR Foods, Inc.

                                        By: /s/ Dale S. Lam
                                        Name: Dale S. Lam
                                        Title: Treasurer
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Accepted and agreed to as of the date and year last above written.

                                        Harris Trust And Savings
                                         Bank, in its individual
                                         capacity as a Lender and
                                         as Administrative Agent

                                        By: /s/ William H. Kane
                                        Name: William H. Kane
                                        Title: Vice President


                                        Green Tree Financial
                                         Servicing Corporation

                                        By: /s/ C. A. Gouskos
                                        Name: C. A. Gouskos
                                        Title: Sr. Vice President


                                        NationsBank, N.A.

                                        By: /s/ Steven R. Kluemper
                                        Name: Steven R. Kluemper
                                        Title: Vice President


                                        U.S. Bancorp AG Credit,
                                         Inc.

                                        By: /s/ Alan V. Schuler
                                        Name: Alan V. Schuler
                                        Title: Vice President


                                        The CIT Group/Business
                                         Credit, Inc.

                                        By: /s/ Levi K. Schatz
                                        Name: Levi K. Schatz
                                        Title: Vice President
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                                        Blue Ridge Farm Credit,
                                         ACA

                                        By: /s/ Thomas H. Byerly
                                        Name: Thomas H. Byerly
                                        Title: Exec. Vice President


                                        Branch Banking and Trust
                                         Company of Virginia

                                        By: /s/ J. Charles Link
                                        Name: J. Charles Link
                                        Title: Vice President


                                        Mercantile Bank National
                                         Association

                                        By: /s/ Wayne C. Lewis
                                        Name: Wayne C. Lewis
                                        Title: Vice President
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                              Exhibit  A


                              Schedule I

                 Attachment To Compliance Certificate
                          Wampler Foods, Inc.


             Compliance Calculations for Credit Agreement
                     Dated as of ___________, 1998
                Calculations as of _____________, 19___

- ----------------------------------------------------------------

A.   Capital Expenditures (Section 8.7)

     1.   Capital expenditures                    $__________

     2.   As set forth in Section 8.8,
          net capital expenditures (Line 3)
          must not exceed (NOTE: $26 million
          during year ending 6/30/99 and thereafter,
          115% of depreciation plus up to $3,000,000
          of unused capital expenditures from
          immediately preceding fiscal year)      $__________

     3.   Company is in compliance?
          (Circle yes or no)                         Yes/No

B.   Consolidated Tangible Net Worth (Section 8.8)

     1.   Total shareholders' equity               __________

     2.   Subordinated Indebtedness                __________

     3.   Sum of Lines 1 and 2                     __________

     4.   Intangible Assets as defined
           (book value)                            __________

     5.   Write up of assets above cost            __________

     6.   Sum of Lines 4 and 5                     __________

     7.   Line 3 minus Line 6                      __________
          ("Consolidated Tangible Net Worth")

     8.   As listed in Section 8.8, for the
          date of this Certificate, Consolidated
          Tangible Net Worth must not be less than $__________
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     9.   Company is in compliance?
          (Circle yes or no)                          Yes/No

C.   Leverage Ratio (Section 8.9)

     1.   Senior Funded Debt                       __________

     2. Net Income for the Parent and Subsidiary $__________ specified four fiscal quarters of the Company most recently completed

     3.   Net Income from Cassco Ice & Cold
          Storage, Inc.                           $__________

     4.   Subtract Line 3 from Line 2             $__________
          (Consolidated Net Income)

     5.   Interest Expense for the same period    $_________

     6.   Federal, state and local income taxes   $__________
          for the same period

     7.   Depreciation of fixed assets for the    $__________
          same period

     8.   Amortization for the same period        $__________

     9.   Other non-cash charges                  $__________

     10.  Add Lines 4 through 9                   $__________
          ("Consolidated Gross EBITDA")

     11.  Income from sale of Cassco Ice & Cold   $__________
          Storage and Goldsboro, NC broiler
          complex

     12.  Subtract Line 11 from Line 10           $__________
          ("Consolidated EBITDA")

     13.  Senior Funded Debt (Line 1)
          to Consolidated EBITDA (Line 12)
          ("Leverage Ratio")                       ________:1

     14.  As listed in Section 8.8, for
          the date of this Certificate,
          the Leverage Ratio shall not
          be less than                             ________:1

     15.  Company is in compliance?
          (Circle yes or no)                         Yes/No
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D.   Fixed Charge Coverage Ratio (Section 8.10)

     1.   Consolidated EBITDA                     $__________

     2.   Net cash federal, state and local
          income taxes paid                       $__________
     3.   Taxes in respect of Net Income
          attributable to Cassco                  $__________
          Ice & Cold Storage, Inc.

     4.   Taxes in respect of income from sale
          of Cassco Ice &Cold Storage, Inc.       $__________

     5.   Taxes in respect of income from sale
          of Company's Goldsboro, NC broker
          complex.                                $__________

     6.   Add Lines 3 through 5                   $__________

     7.   Line 2 minus Line 6                     $__________

     8.   Capital Expenditures                    $__________

     9.   Marshville conversion expenditures      $__________

     10.  Expenditures financed by other
          indebtedness                            $__________

     11.  Net Capital Expenditures                $__________
          (Line 8 minus Lines 9 and 10)

     12.  Restricted Payments                     $__________

     13.  Sum of Lines 3, 11 & 12                 $__________

     14.  Line 1 minus Line 13                    $__________

     15.  Fixed Charges                           $__________

          (a)  Principal payments on Funded Debt  $__________

          (b)  Interest Expense                   $__________

     16.  Sum of 15(a) and 15(b)
          ("Fixed Charges")                       $__________

     17.  Ratio of Line 14 to Line 11
          ("Fixed Charge Coverage Ratio")          ________:1

     18.  As listed in Section 8.10 for the date
          of this Certificate, the Fixed Charge
          Coverage Ratio shall not be less than    ________:1
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     19.  Company is in compliance?
          (Circle yes or no)                         Yes/No

E.   Minimum Consolidated EBITDA (Section 8.11)

     1.   Consolidated EBITDA on rolling 4 quarter
          basis                                   $__________

     2.   As listed in Section 8.11 for the date
          of this Certificate, Consolidated
          EBITDA shall not be less than           $__________

     3.   Company is in compliance?                  Yes/No
          (Circle yes or no)
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